ABSC NC 2006-HE4
Asset Backed Securities Portfolio Analysis

33 records
Balance: 7,406,969
(deb CITY) in 'RIVERSIDE,SAN BERNARDINO'

Selection Criteria: (deb CITY) in 'RIVERSIDE,SAN BERNARDINO'
Table of Contents
  Principal balance at Origination
  Remaining Principal Balance
  Fico Scores
  Original Term
  Remaining Term
  Property Type
  Occupancy Status
  Loan Purpose
  Original Loan to Value Ratio
  Combined Loan To Value
  Geographic Distribution By Balance
  Documentation
  Mortgage Rate
  Maximum Rate
  Gross Margin
  INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)
  PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)
  Next Rate Adjustment Date
  Original Number of Months to Expiration Of Prepayment Penalty Term
  Loan Type
  Credit Grade
  Lien Position
  DTI

1. Principal balance at Origination

Principal balance at Origination	Number Of Loans	Aggregate Original Principal Balance	% Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
25,001 - 50,000	1	$47,000.00	0.63%	661	100.00%	9.850%	0.00%
50,001 - 75,000	5	344,200.00	4.64	648	100.00	10.783	100.00
75,001 - 100,000	2	163,300.00	2.20	666	100.00	11.579	100.00
100,001 - 125,000	1	109,000.00	1.47	557	27.95	7.350	100.00
175,001 - 200,000	3	595,000.00	8.03	619	73.15	8.422	100.00
200,001 - 250,000	6	1,345,800.00	18.15	637	83.41	7.744	100.00
250,001 - 300,000	7	1,958,150.00	26.41	629	81.04	8.058	85.16
300,001 - 400,000	7	2,447,000.00	33.01	614	78.76	7.656	87.51
400,001 - 500,000	1	404,000.00	5.45	650	80.00	7.850	100.00
Total:	33	$7,413,450.00	100.00%	627	80.66%	8.091%	91.32%

Mimimum Original Balance: 47,000.00
Maximum Original Balance: 404,000.00
Average Original Balance: 224,650.00

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2. Remaining Principal Balance

Remaining Principal Balance	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
25,001 - 50,000	1	$46,956.89	0.63%	661	100.00%	9.850%	0.00%
50,001 - 75,000	5	343,887.19	4.64	648	100.00	10.783	100.00
75,001 - 100,000	2	163,152.58	2.20	666	100.00	11.579	100.00
100,001 - 125,000	1	108,886.43	1.47	557	27.95	7.350	100.00
175,001 - 200,000	3	594,565.80	8.03	619	73.15	8.422	100.00
200,001 - 250,000	6	1,345,322.06	18.16	637	83.41	7.744	100.00
250,001 - 300,000	7	1,955,016.85	26.39	629	81.04	8.058	85.16
300,001 - 400,000	7	2,445,460.53	33.02	614	78.76	7.656	87.51
400,001 - 500,000	1	403,720.55	5.45	650	80.00	7.850	100.00
Total:	33	$7,406,968.88	100.00%	627	80.66%	8.091%	91.32%

Mimimum Remaining Balance: 46,956.89
Maximum Remaining Balance: 403,720.55
Average Remaining Balance: 224,453.60

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3. Fico Scores

Fico Scores	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
501 - 525	1	$194,880.65	2.63%	509	59.09%	8.450%	100.00%
551 - 575	3	806,475.51	10.89	557	61.03	7.158	100.00
576 - 600	4	916,530.01	12.37	590	81.60	7.549	100.00
601 - 625	7	1,824,391.32	24.63	606	81.52	8.238	84.09
626 - 650	7	1,715,717.72	23.16	636	86.63	8.528	82.19
651 - 675	7	849,285.94	11.47	661	90.21	8.334	94.47
676 - 700	1	399,885.08	5.40	699	80.00	7.990	100.00
701 - 725	1	267,918.08	3.62	709	80.00	7.775	100.00
726 - 750	1	231,929.59	3.13	745	80.00	7.800	100.00
751 - 775	1	199,954.99	2.70	760	80.00	8.825	100.00
Total:	33	$7,406,968.88	100.00%	627	80.66%	8.091%	91.32%

Minimum FICO: 509
Maximum FICO: 760
WA FICO: 627

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4. Original Term

Original Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
301 - 360	33	$7,406,968.88	100.00%	627	80.66%	8.091%	91.32%
Total:	33	$7,406,968.88	100.00%	627	80.66%	8.091%	91.32%

Minimum Original Term: 360
Maximum Original Term: 360
WA Original Term: 360

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5. Remaining Term

Remaining Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
349 - 360	33	$7,406,968.88	100.00%	627	80.66%	8.091%	91.32%
Total:	33	$7,406,968.88	100.00%	627	80.66%	8.091%	91.32%

Minimum Remaining Term: 352
Maximum Remaining Term: 359
WA Remaining Term: 358

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6. Property Type

Property Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Single Family	29	$6,607,693.76	89.21%	626	81.53%	8.195%	90.98%
PUD - Detached	1	359,749.73	4.86	627	80.00	7.825	100.00
Condo	2	330,638.95	4.46	658	81.43	6.547	85.80
2-4 Unit	1	108,886.43	1.47	557	27.95	7.350	100.00
Total:	33	$7,406,968.88	100.00%	627	80.66%	8.091%	91.32%

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7. Occupancy Status

Occupancy Status	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Primary Residence	30	$6,764,298.28	91.32%	627	80.14%	8.048%	100.00%
Investment Property	2	595,713.71	8.04	621	85.13	8.437	0.00
Second Home	1	46,956.89	0.63	661	100.00	9.850	0.00
Total:	33	$7,406,968.88	100.00%	627	80.66%	8.091%	91.32%

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8. Loan Purpose

Loan Purpose	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Purchase	17	$3,656,050.66	49.36%	653	83.55%	8.281%	92.06%
Refinance - Cashout	15	3,428,057.73	46.28	605	77.18	8.033	89.72
Refinance - Rate/Term	1	322,860.49	4.36	565	85.00	6.550	100.00
Total:	33	$7,406,968.88	100.00%	627	80.66%	8.091%	91.32%

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9. Original Loan to Value Ratio

Original Loan to Value Ratio	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 50.00	2	$483,615.02	6.53%	552	45.04%	7.563%	100.00%
50.01 - 60.00	1	194,880.65	2.63	509	59.09	8.450	100.00
60.01 - 70.00	1	286,851.21	3.87	602	68.50	9.250	100.00
70.01 - 80.00	14	3,854,036.33	52.03	648	79.50	7.672	92.47
80.01 - 90.00	6	1,753,730.41	23.68	609	88.24	7.823	82.58
90.01 - 100.00	9	833,855.26	11.26	645	100.00	10.414	94.37
Total:	33	$7,406,968.88	100.00%	627	80.66%	8.091%	91.32%

Minimum Loan-to-Value Ratio: 27.95
Maximum Loan-to-Value Ratio: 100.00
WA Loan-to-Value Ratio By Original Balance: 80.66

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10. Combined Loan To Value

Combined Loan To Value	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 50.00	2	$483,615.02	6.53%	552	45.04%	7.563%	100.00%
50.01 - 60.00	1	194,880.65	2.63	509	59.09	8.450	100.00
60.01 - 70.00	1	286,851.21	3.87	602	68.50	9.250	100.00
70.01 - 75.00	1	253,500.00	3.42	607	75.00	9.400	100.00
75.01 - 80.00	4	1,082,801.95	14.62	615	79.39	6.834	73.20
80.01 - 85.00	2	615,883.99	8.31	581	85.00	6.907	100.00
85.01 - 90.00	4	1,137,846.42	15.36	624	90.00	8.320	73.15
95.01 - 100.00	18	3,351,589.64	45.25	661	84.98	8.494	98.60
Total:	33	$7,406,968.88	100.00%	627	80.66%	8.091%	91.32%

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11. Geographic Distribution By Balance

Geographic Distribution By Balance	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
California	33	$7,406,968.88	100.00%	627	80.66%	8.091%	91.32%
Total:	33	$7,406,968.88	100.00%	627	80.66%	8.091%	91.32%

Total Number Of Stated Represented:: 1

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12. Documentation

Documentation	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Stated Doc	16	$3,722,348.04	50.25%	656	83.32%	8.407%	91.79%
Full Doc - 1yr W2	8	1,631,647.44	22.03	597	83.28	7.806	79.34
Full Doc - 2yr W2/Tax Returns	4	1,000,139.39	13.50	568	64.69	7.864	100.00
Full Doc - 12 M BK STMTS	3	583,596.71	7.88	602	82.08	7.182	100.00
Limited Doc - 6 M BK STMTS	2	469,237.29	6.34	650	82.79	8.185	100.00
Total:	33	$7,406,968.88	100.00%	627	80.66%	8.091%	91.32%

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13. Mortgage Rate

Mortgage Rate	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
5.501 - 6.000	1	$283,682.06	3.83%	657	78.36%	6.000%	100.00%
6.001 - 6.500	1	309,206.33	4.17	605	79.36	6.250	100.00
6.501 - 7.000	2	540,476.61	7.30	603	87.01	6.671	100.00
7.001 - 7.500	4	895,941.93	12.10	593	75.31	7.408	67.61
7.501 - 8.000	10	3,061,889.53	41.34	638	77.55	7.804	100.00
8.001 - 8.500	1	194,880.65	2.63	509	59.09	8.450	100.00
8.501 - 9.000	2	441,154.99	5.96	676	85.47	8.915	100.00
9.001 - 9.500	4	1,125,740.12	15.20	618	83.63	9.342	72.86
9.501 - 10.000	1	46,956.89	0.63	661	100.00	9.850	0.00
10.001 - 10.500	2	136,058.53	1.84	646	100.00	10.302	100.00
10.501 - 11.000	2	150,266.68	2.03	668	100.00	10.995	100.00
11.001 - 11.500	2	137,904.24	1.86	643	100.00	11.149	100.00
12.001 - 12.500	1	82,810.32	1.12	658	100.00	12.150	100.00
Total:	33	$7,406,968.88	100.00%	627	80.66%	8.091%	91.32%

Minimum Rate: 6.000
Maximum Rate: 12.150
WA Rate: 8.091

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14. Maximum Rate

Maximum Rate	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 0.000	10	$1,146,885.06	15.48%	642	89.08%	8.453%	95.91%
13.501 - 14.000	2	540,476.61	7.30	603	87.01	6.671	100.00
14.001 - 14.500	4	895,941.93	12.10	593	75.31	7.408	67.61
14.501 - 15.000	10	3,061,889.53	41.34	638	77.55	7.804	100.00
15.001 - 15.500	1	194,880.65	2.63	509	59.09	8.450	100.00
15.501 - 16.000	2	441,154.99	5.96	676	85.47	8.915	100.00
16.001 - 16.500	4	1,125,740.12	15.20	618	83.63	9.342	72.86
Total:	33	$7,406,968.88	100.00%	627	80.66%	8.091%	91.32%

Minimum Maximum Rate: 13.550
Maximum Maximum Rate: 16.400
WA Maximum Rate: 15.025

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15. Gross Margin

Gross Margin	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 0.000	10	$1,146,885.06	15.48%	642	89.08%	8.453%	95.91%
5.501 - 6.000	5	1,287,703.09	17.39	610	85.22	8.454	76.27
6.001 - 6.500	16	4,344,152.14	58.65	635	80.07	7.852	93.32
6.501 - 7.000	1	374,728.58	5.06	551	50.00	7.625	100.00
7.001 - 7.500	1	253,500.00	3.42	607	75.00	9.400	100.00
Total:	33	$7,406,968.88	100.00%	627	80.66%	8.091%	91.32%

Minimum Gross Margin: 5.950
Maximum Gross Margin: 7.350
WA Gross Margin: 6.232

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16. INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)

INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1.500	23	$6,260,083.82	100.00%	624	79.12%	8.025%	90.48%
Total:	23	$6,260,083.82	100.00%	624	79.12%	8.025%	90.48%

Min Initial Cap: 1.500%
Max Initial Cap: 1.500%
WA Initial Cap: 1.500%

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17. PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)

PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1.500	23	$6,260,083.82	100.00%	624	79.12%	8.025%	90.48%
Total:	23	$6,260,083.82	100.00%	624	79.12%	8.025%	90.48%

Min PERCAP: 1.500%
Max PERCAP: 1.500%
WA PERCAP: 1.500%

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18. Next Rate Adjustment Date

Next Rate Adjustment Date	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
0000-00	10	$1,146,885.06	15.48%	642	89.08%	8.453%	95.91%
2008-01	2	414,416.74	5.59	615	73.70	8.825	26.27
2008-02	1	199,730.16	2.70	585	80.00	7.990	100.00
2008-03	20	5,645,936.92	76.22	626	79.49	7.967	94.86
Total:	33	$7,406,968.88	100.00%	627	80.66%	8.091%	91.32%

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19. Original Number of Months to Expiration Of Prepayment Penalty Term

Original Number of Months to Expiration Of Prepayment Penalty Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
0	3	$890,526.76	12.02%	659	76.30%	8.520%	100.00%
24	22	5,522,291.81	74.56	619	80.16	8.044	89.21
36	8	994,150.31	13.42	639	87.41	7.966	95.28
Total:	33	$7,406,968.88	100.00%	627	80.66%	8.091%	91.32%

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20. Loan Type

Loan Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
2/28 ARM	12	$3,409,721.40	46.03%	606	78.15%	8.079%	82.53%
2/28 ARM - 5 Yr IO	2	604,300.00	8.16	615	86.18	7.805	100.00
2/28 ARM- 40 Yr Amortization	9	2,246,062.41	30.32	653	78.70	8.002	100.00
Fixed - 30 Year	10	1,146,885.06	15.48	642	89.08	8.453	95.91
Total:	33	$7,406,968.88	100.00%	627	80.66%	8.091%	91.32%

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21. Credit Grade

Credit Grade	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
AA	28	$6,070,464.13	81.96%	635	83.84%	8.202%	94.19%
A-	1	290,183.40	3.92	607	80.00	7.475	0.00
A+	1	309,206.33	4.17	605	79.36	6.250	100.00
B	2	483,615.02	6.53	552	45.04	7.563	100.00
C	1	253,500.00	3.42	607	75.00	9.400	100.00
Total:	33	$7,406,968.88	100.00%	627	80.66%	8.091%	91.32%

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22. Lien Position

Lien Position	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
First Lien	25	$6,852,972.21	92.52%	624	79.10%	7.861%	91.31%
Second Lien	8	553,996.66	7.48	655	100.00	10.938	91.52
Total:	33	$7,406,968.88	100.00%	627	80.66%	8.091%	91.32%

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23. DTI

DTI	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
25.01 - 30.00	1	$305,530.31	4.12%	635	90.00%	9.350%	0.00%
30.01 - 35.00	4	1,007,306.99	13.60	619	75.51	8.459	100.00
35.01 - 40.00	4	505,284.50	6.82	593	90.42	7.959	90.71
40.01 - 45.00	10	2,311,400.86	31.21	651	84.38	7.984	100.00
45.01 - 50.00	13	3,082,565.57	41.62	623	78.40	7.925	90.59
50.01 - 55.00	1	194,880.65	2.63	509	59.09	8.450	100.00
Total:	33	$7,406,968.88	100.00%	627	80.66%	8.091%	91.32%

Minimum: 29.57
Max DTI: 54.81
wa DTI: 43.04

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Credit Suisse
11 Madison Avenue
New York, New York 10010
www.credit-suisse.com
Apr 21, 2006 14:58

The depositor has filed a registration statement (including aprospectus) with the SEC for the offering to which this free writingprospectus relates. Before you invest, you should read the prospectus inthat registration statement and other documents the depositor has filedwith the SEC for more complete information about the depositor and thisoffering. You may get these documents for free by visiting EDGAR on theSEC Web site at www.sec.gov. Alternatively, the depositor, anyunderwriter or any dealer participating in the offering will arrange tosend you the prospectus if you request it by calling toll-free1-800-221-1037.This free writing prospectus is not required to contain all informationthat is required to be included in the base prospectus and theprospectus supplement. The information in this free writing prospectusis preliminary and is subject to completion or change. The informationin this free writing prospectus, if conveyed prior to the time of yourcommitment to purchase, supersedes information contained in any priorsimilar free writing prospectus relating to these securities.This free writing prospectus is being delivered to you solely to provideyou with information about the offering of the mortgage-backedsecurities referred to in this free writing prospectus and to solicit anindication of your interest in purchasing such securities, when, as andif issued. Any such indication of interest will not constitute acontractual commitment by you to purchase any of the securities. Youmay withdraw your indication of interest at any time.The information in this free writing prospectus may be based onpreliminary assumptions about the pool assets and the structure. Anysuch assumptions are subject to change. The information in this free writing prospectus may reflect parameters,metrics or scenarios specifically requested by you. If so, prior to thetime of your commitment to purchase, you should request updatedinformation based on any parameters, metrics or scenarios specificallyrequired by you. Neither the issuer of the securities nor any of its affiliates prepared,provided, approved or verified any statistical or numerical informationpresented in this free writing prospectus, although that information maybe based in part on loan level data provided by the issuer or itsaffiliates.